Exhibit 99.1

News Release	News Release

Triad Hunter Commences Well Control and Safety

Operations on the Stalder 3UH Well Following Blowout

Utica Well in Monroe County, Ohio

Houston, TX — (Marketwire) — December 14, 2014 — Magnum Hunter Resources Corporation (NYSE: MHR) (NYSE MKT: MHR.PRC; MHR.PRD; and MHR.PRE) (the “Company” or “Magnum Hunter”) is reporting today that the Company’s wholly-owned subsidiary, Triad Hunter, LLC (“Triad Hunter”), has experienced a loss of control of a well, the Stalder 3UH, located in Monroe County, Ohio. Triad Hunter lost control of this well at approximately 2:00 p.m. EST on December 13, 2014. The previously drilled and completed Stalder 3UH well had been temporarily plugged and abandoned in preparation for the drilling of three additional Utica horizontal wells on the Stalder pad. However, despite numerous precautionary measures taken in connection with the temporary plugging and abandonment operation, the well began to flow uncontrollably while recommencing production operations. Triad Hunter personnel were removing the well’s night cap flange when a pressure disruption occurred. They attempted to bolt back down this equipment but were not able to safely do so prior to natural gas flowback.

Triad Hunter has contacted all necessary regulatory authorities and evacuated field personnel and the residents in the immediate area. Currently, all field personnel are accounted for, and no injuries have been reported. Only critical personnel remain at a command center near the well site to mitigate the incident. Wild Well Control of Houston, Texas has been mobilized and is currently on site preparing for well control operations. Additional details will be released as they become available.

About Magnum Hunter Resources Corporation

Magnum Hunter Resources Corporation and subsidiaries are a Houston, Texas based independent exploration and production company engaged in the acquisition, development and production of crude oil, natural gas and natural gas liquids, primarily in the States of West Virginia, Ohio and North Dakota. The Company is presently active in three of the most prolific unconventional shale resource plays in North America, namely the Marcellus Shale, Utica Shale and Williston Basin/Bakken Shale.

Availability of Information on the Company’s Website

Magnum Hunter is providing a reminder that it makes available on its website (at www.magnumhunterresources.com) a variety of information for investors, analysts and the media, including the following:

•                  annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports as soon as reasonably practicable after the material is electronically filed with or furnished to the Securities and Exchange Commission;

•                  the most recent version of the Company’s Investor Presentation slide deck;

•                  announcements of conference calls, webcasts, investor conferences, speeches and other events at which Company executives may discuss the Company and its business and archives or transcripts of such events;

•                  press releases regarding annual and quarterly earnings, operational developments, legal developments and other matters; and

•                  corporate governance information, including the Company’s corporate governance guidelines, committee charters, code of conduct and other governance-related matters.

Magnum Hunter’s goal is to maintain its website as the authoritative portal through which visitors can easily access current information about the Company. Over time, the Company intends for its website to become a primary channel for public dissemination of important information about the Company. Investors, analysts, media and other interested persons are encouraged to visit the Company’s website frequently.

Certain information included on the Company’s website constitutes forward-looking statements and is subject to the qualifications under the heading “Forward-Looking Statements” below and in the Company’s Investor Presentation slide deck.

Forward-Looking Statements

This press release includes “forward-looking statements.” All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. Although Magnum Hunter believes that the expectations reflected in the forward-looking statements are reasonable, Magnum Hunter can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect operations, financial performance, and other factors as discussed in filings made by Magnum Hunter with the Securities and Exchange Commission (SEC). Among the factors that could cause results to differ materially are those risks discussed in the periodic reports filed by Magnum Hunter with the SEC, including Magnum Hunter’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and its Quarterly Reports on Form 10-Q for the fiscal quarters ended after such fiscal year. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.” Forward-looking statements speak only as of the date of the document in which they are contained, and Magnum Hunter does not undertake any duty to update any forward-looking statements except as may be required by law

Contact:

Cham King

AVP, Investor Relations

ir@magnumhunterresources.com

832-203-4560